Exhibit 99.1

Water Tower Research LLC

US Elemental Inc. (ULIT) - WTR Insights Conference

Dmitry Silversteyn: Hello, everyone, and welcome. We appreciate you joining us today for this WTR Insights Conference session with US Elemental. I am Dmitry Silversteyn, Managing Director of Chemicals and Materials Technology at Water Tower Research, and it’s great to be with you today. Today, we’re joined by Ian Rodger, incoming Chief Executive Officer of US Elemental. Thank you for spending time with us today, Ian.

Ian Rodger: Thanks for having me. Look forward to walking you through the US Elemental story.

Dmitry Silversteyn: It’s our pleasure and we look forward to it. As a quick reminder before we start, US Elemental safe harbor Statements are available on the company website and in its latest presentations, which can be found at www.uselemental.com. We welcome your questions throughout today’s conversation. Please submit them through the chat and we’ll do our best to address them today as time permits or in our follow-up management series report. If you would like to schedule or request a meeting with US Elemental, you can do so through the conference portal and we will attempt to fill site requests.

With that, let’s begin. Ian, let’s start with the big picture for investors who are new to the story. Can you introduce US Elemental, walk us through the McDermitt project and its scale, and explain where the project stands today on the path from a very large lithium resource to a producing U.S. critical metals asset?

Ian Rodger: Yeah, thanks for the question, Dmitry. Look, to start with a high level, US Elemental is a new company being formed through a business combination between HiTech Minerals, which is a U.S. subsidiary of ASX listed Jindalee Lithium, and Constellation Acquisition Corp., which is a U.S. listed special purpose acquisition company sponsored by a large U.S. institutional investor called Antarctica Capital. Completion of that transaction is slated for Q4 this year. We’re well into the regulatory review and associated financing.

The intent is for US Elemental to list on Nasdaq under the ticker ULIT, with funding to accelerate the work on our flagship project, the McDermitt Lithium Project, which you mentioned at the top there. A bit more about McDermitt. McDermitt is one of the largest lithium projects in the United States. It’s really a strategic project to the U.S. government. It’s one of the first mining projects added to the FAST-41, a federal permitting initiative to speed up decision making, and we have an existing research and development agreement with the DOE.

In terms of where we are, we discovered the project circa eight years ago. We’ve done a lot of work since then, including a Pre-Feasibility Study in 2024 with Fluor. That was on a lithium-only basis, and we’re about to head into the feasibility study, as I mentioned, underpinned by that listing and financing. On the resource itself, one of the largest in the U.S., 21.5 million tonnes of contained lithium carbonate equivalent, all within about 200 meters of surface. So that’s what really differentiates McDermitt, and really, we’ve got an exciting runway ahead of us, both in terms of closing the transaction, the feasibility study as we progress it towards a development decision later this decade, and first production slated from the early 2030s.

Water Tower Research LLC

US Elemental Inc. (ULIT) - WTR Insights Conference

Dmitry Silversteyn: Great, thank you for that introduction, Ian. Let’s continue with discussing maybe a little bit deeper into the McDermitt project. Scale is obviously one of the first things that jumps out about McDermitt, but scale alone doesn’t really make an economic project. So you’ve done a PFS. Can you walk us through that 2024 PFS, particularly, you mentioned the 21.5 million tonnes of lithium carbonate equivalent source. You’re talking about north of $3 billion at net present value, at an almost 18% IRR. Can you explain what you think distinguishes McDermitt technically and economically from other large undeveloped U.S. lithium projects? Because there are a lot of them in the hopper these days.

Ian Rodger: Yes. It’s a good question, Dmitry. Again, maybe just starting at the whole level, McDermitt sits on the Oregon-Nevada border in the McDermitt caldera. That’s the same geological feature that hosts lithium Americas’ Thacker Pass project, which some investors will be familiar with. That’s currently the only lithium project of scale under construction in the U.S. And we’re about 20 miles to the north of Thacker Pass, very close proximity, very similar deposit in terms of size and style of mineralization. And that’s the context and read-through to McDermitt. We’re obviously early stage. The PFS is really – was the first time we had parameters out in the market about this project. And importantly, it’s a mining plus refining to produce low-cost, American made battery-grade lithium chemicals in the United States.

As you sort of outlined, very healthy NPV, IRR, et cetera, five-year payback, and really importantly, large-scale production over a very long period of time. The PFS had a project life of 63 years, and that was based on only about 15% of the resource base, which really highlights that scalability. On top of that, we think those PFS numbers we touched on, we identified a whole range of opportunities to further improve that, which we can touch on later, but that’s really the solid foundation that we’re launching from.

And then you asked about differentiation. I think what genuinely differentiates us comes down to probably three things. One is the ore body. Next is the metallurgy, and then really that scale and optionality, which I touched on, on the ore body, very shallow, outcropping ore body, amenable to low-cost mining. It outcrops at the surface. It’s flat-lying. The rock is soft, very favorable rock mechanics generally. That translates into a low mining cost and a stable long-life production profile.

On the metallurgy, this matters because it’s a relatively low technical risk. A lot of the competing U.S. projects rely on direct lithium extraction or other genuinely innovative but yet-to-be-proven-at-scale technologies. McDermitt uses conventional standard kit drawn from the fertilizer and hydrometallurgical industries to develop strong recoveries, as demonstrated under our PFS test work. Sure, there’s a lot of test work to come, but we’ve demonstrated through that PFS test work a very strong base case based on conventional technology.

On the scale and optionality, again, building on my earlier point there, around 63-year life on the PFS, 15% of the resource base. Clearly, we’re only seeing the top of the iceberg here. There’s a lot of opportunity to significantly grow production profile, extend life, or both. And that’s what really makes it a strategic asset to the United States.

And then lastly, a point that we’re relatively early on investigating is the magnesium. We’ve done some proof-of-concept work there. Essentially, all the work done to date is assumed lithium only we produce. Essentially, we have to make magnesium’s a waste product, and we’re doing work now to change that form into a magnesium oxide or potentially a magnesium metal. We’ve done initial proof-of-concept on magnesium oxide. It’s early days, but that has potential to really further enhance the project as well.

Water Tower Research LLC

US Elemental Inc. (ULIT) - WTR Insights Conference

Dmitry Silversteyn: Great. That was a very good summary of this particular differentiation part because there’s a lot of DOE projects out there, but I don’t think any of true DOE has gone commercially yet. I think there’s some large-scale pilot is about where it stops. So it’s promising technology, and there’s a lot of lithium, I guess, available to that sort of process, but we’re yet to see it on commercial scale. So one thing that changed dramatically or materially in the lithium discussion is where the incremental demand is coming from. It used to be all about EVs, but now you see battery energy storage, AI data center power requirements, and of course, continuing electrification of the transportation. So demand for lithium on the demand side really looks to have improved. Why does McDermitt’s expected early 2030s production window potentially line up well with where you see this market heading given these new drivers?

Ian Rodger: Yeah. Well, Dmitry, probably, again, zoom out on the mark and what’s changed in the last couple of years. That really sets a trajectory for what’s ahead of us. And the most important structural change we’ve seen in the last two years is the emergence of stationary storage or battery energy storage, BESS, as the second durable growth engine in the market alongside electric vehicles. So electric vehicles still make up about 60% of the market, but battery energy storage has gone from, say, 13% in 2023 to expect to be over 30% this year at a very strong compound annual growth rate.

And then if you overlay that on the U.S. context, it even further enhances the value of McDermitt, really. The US, in terms of battery energy storage, is second largest installer last year behind China. The point, I guess, a lot of people miss is that’s really driven by load growth. The U.S. is obviously both capacity constrained and grid constrained, and we’ve got this AI build-out. So it’s really about being able to get more out of the grid. There’s a range of different applications for battery energy storage, both from peaking, a range of applications around maximizing transmission infrastructure, as well as obviously firming renewables. All a range of those applications are seeing significant deployments in the U.S. And if you overlay that against other generation capacities, for example, gas turbines, the GE is taking orders in the 2030s at the moment. Nuclear is obviously very interesting, but it’s a longer timeframe. So last year, solar and battery together were heads and shoulders, the largest capacity addition to the U.S. grid, for example. So it’s really around AI driving that load growth and batteries being part of the key solution to be able to win that AI race.

And layered on top of that really is the sourcing question. It might be understood by your investors, but just quickly, obviously very supply chain dominated by China, circa 90% of the LFP supply chain is in China. About 75% of our batteries are imported into the U.S. So if the U.S. are going to win that AI race, it has to win the lithium batteries race. That’s where having projects that can produce lithium battery grade chemicals in the U.S. are going to be key to winning that race. And so that’s really the value proposition for us, given the changing dynamics in the market.

Dmitry Silversteyn: Absolutely. It’s important that I think if part of your McDermitt project, you’re definitely considering that middle processing step, not just a mining asset. And I think that’s probably where the biggest bottleneck in North America, unfortunately, is.

Moving on, McDermitt, as you mentioned, is one of the first mining projects selected for federal FAST-41 process. And you’ve already established a relationship, as you mentioned, with the Department of Energy. What does that government recognition practically mean for permitting and development? And as the project advances through feasibility, what additional opportunities could there be for federal funding or other forms of government support?

Water Tower Research LLC

US Elemental Inc. (ULIT) - WTR Insights Conference

Ian Rodger: Yeah, good question. Just to start off on summary on what the FAST-41 means, look, it’s a real endorsement. One of the first 10 projects added, there’s been a bunch added since then, but it remains probably one of six lithium projects on that list. In practical terms, it’s a framework to enhance transparency and seeks to improve timelines to make permitting decisions. Following that FAST-41 designation, we completed the key federal permitting step late last year for this large exploration program that we’re about to kick off this month. So that’s sort of proof in the pudding. And I think that plays this well, and it just really acknowledges the importance of this project to the U.S. But I want to be clear, it’s not related to funding. It’s around permitting and trying to accelerate those decision-making.

On the DOE relationship, that’s a separate technical one. We have a cooperative research and development agreement that’s still underway on that. That’s through the DOE’s national labs. They’re looking at a range of different work streams, including beneficiation, byproduct potential, and other work streams. Some of that work has potential to feed into our future work streams. Through the DOE national labs, we’re working with a sort of wide range of partners on that side as well, so that works quite exciting.

I guess the question where you’re leading is, where does this lead? What does it mean for future funding for McDermitt? Hard to give granular details around that, but what I can say is that clearly the U.S. administration has heavily prioritized programs that are aimed at accelerating U.S. critical minerals development. There’s been a range of initiatives. There’s been increasingly a focus on the battery supply chain. For example, there’s been a bunch of DOE recent funding opportunity announcements in the battery space, just for one data point there. But clearly, there’s been successive initiatives, project followed, et cetera, aimed at all around derisking critical minerals supply chains.

We continue to work pretty closely with our Washington advisers, and really our focus is twofold. In the short-term, our focus is on funding opportunities that could co-fund or accelerate pre-developed work streams, including the feasibility study. None of that’s guaranteed for sure, but over the longer term, our goal is to work with those government agencies and offices that have the potential to provide project debt to fund construction, where really our objective would be to achieve a similar outcome to Lithium Americas. Our neighbors to the south, they achieved a sort of $2.3 billion loan from the Department of Energy, which funded about 75% of their Phase 1 construction capital costs.

So really, they’re the two buckets we remain focused on. Nothing’s in the bank, but we’re actively working with a view to prioritizing that short-term scope.

Dmitry Silversteyn: Understood. I think it’s important for people to understand that permitting, the speed and simplicity of permitting, is a big boost to a project like yours. I mean, where a lot of developers have died is they’ve run out of money while waiting for the government to get off the pot and do what they’re supposed to do. And if nothing else, this process seemed to have streamlined that part, and helping you derisk that story, I think, is almost as meaningful as the financial support when it eventually comes.

Ian Rodger: Yeah. No, I fully agree. It makes a big difference. Permitting is something that’s often cited by investors as a concern here, and in the U.S. has historically taken longer than other jurisdictions. So I think it’s a really positive step, and we’re pleased to be included in that initiative.

Water Tower Research LLC

US Elemental Inc. (ULIT) - WTR Insights Conference

Dmitry Silversteyn: Absolutely. So let’s turn from the size of the resource to how you actually turn it into battery-grade lithium carbonate, which you mentioned is the ultimate goal. Can you walk us through the process flow sheet, what the metallurgical work has demonstrated so far, and where you see the biggest opportunities through the feasibility process to optimize recoveries, costs, water use, or overall project economics?

Ian Rodger: For sure. Look, from a high-level look, the flow sheet is deliberately conventional. It’s really in terms of process steps, it’s a beneficiation and asset leaching process. That first step, beneficiation, that really is essentially a particle separation process that separates the fine fraction, which is the clay that carries the lithium from the coarse gangue material, and that upgrades the feed into the leach circuit. Then that leach brings lithium and some other metals into solution. There’s then neutralization and other contaminant removal steps, followed by purification to produce battery-grade lithium chemical.

Within that, there’s a range of opportunities we’re excited about, but I think the ones I mentioned today are really both the beneficiation and the potential for byproduct through magnesium. So firstly, on the beneficiation, the current flow sheet rejects about 28% of the mass, keeps 92% of the lithium heading into that leach circuit. Based on what our peers have been able to achieve and the benchmarks we’ve compiled internally, we think we can do a lot better than that. That 28% was based on our PFS work program, so we’re gearing up to do more work around that. The more obviously we can reject out of that and upgrade that leach feed, given that most of the CapEx and the operating costs are in the processing facility, that beneficiation step has the potential to really improve project economics materially, so we’re quite excited about that.

On the magnesium in the PFS, the flow sheet assumed magnesium – sorry, take a step back, the lithium and magnesium are associated within the clay matrix, and so a lot of that beneficiation step removes other minerals, but a lot of the magnesium reports into that leachate solution, then treated as a waste, has to be removed as magnesium sulphate. We’ve been, and that incurs a cost to dispose of that, et cetera. Magnesium sulphate, not a particularly valuable product. We’ve been progressing proof-of-concept work for a circa 12 months now at different levels, looking at trying to convert that into a more useful magnesium or more valuable magnesium compound with a view to establish a pathway to magnesium metal production, which is obviously of high, high priority for the U.S. government. We think that’s really interesting because both from a revenue point of view, but also through further processing has potential to remove some of the waste removal costs, also potential to recycle some reagents.

So we’ve done proof-of-concept test work, we’ve got more test work underway with engineering and we expect to provide a broader update on magnesium towards the end of the year. We think it’s really exciting, but clearly a lot of work to go in yet to really determine the size of the price here in terms of the economic impact to the project. So they’re the two we’re most excited about. We think that the PFS parameters are sort of a good base case and we expect to be able to materially improve on them through these two optimizations and others.

Dmitry Silversteyn: Understood, understood. Thank you, Ian. So let’s talk a little bit more about finance and what investors are interested in. If we look at your development timeline, the next couple of years appear particularly important. What are the key technical feasibility permitting and financing milestones that investors should watch for over the next, let’s say 12 to 18 months? And which of these do you think could do the most to change the market’s perception of McDermitt from a large lithium resource into a development ready project?

Water Tower Research LLC

US Elemental Inc. (ULIT) - WTR Insights Conference

Ian Rodger: Yeah. Look, I think for me the key catalyst, it starts with the listing itself. US Elemental is expected to complete a list on the Nasdaq under ULIT ticker in fourth quarter this year, subject to closing out the remaining conditions. We’re well progressed in the SEC review. There’s still work to be done there to have our key S-4 document go effective, which we’re expecting late September, early, or sometime in October. And then we’re progressing the parallel financing stream. And that’s progressing well with a pathway to achieve our expected financing outcome of $20 million to $30 million. So getting that transaction closed before Christmas will be a key catalyst, allowing U.S. investors clearly to access the McDermitt project, but fundamentally also provides the funding runway to get through a number of key value catalysts, including this infill drilling program. So we’ve just announced an infill drilling program that we’re commencing later this month, being September at McDermitt. That’s really a key infill drill program to provide the data required for the feasibility study. So there’ll be a lot of news flow around that over the next circa three to six months.

And following on from that, assuming the transaction closes as expected, we’ll roll into a feasibility study. There’ll be updates on the magnesium workflow with a view that we’ll have the feasibility study wrapped up around the end of 2027 and progressing towards an investment decision circa 2029. So that’s really the timeframe ahead of us. Really, this transaction, in summary, delivers the funding to keep the momentum moving on this project. Most of that funding will go into the ground and really drive forward the project and basically result in these derisking milestones as we progress the project forward.

Dmitry Silversteyn: Great, Ian. Thank you. So it sounds like a very exciting couple of years in front of you with a lot of irons in the fire. So let’s hope that they’re all at temperature at the same time. Sorry to strain the analogy there.

So let me finish by giving you the floor for a couple of minutes. Investors have plenty of lithium companies competing for their attention, as we talked about earlier. So if you were speaking directly to an investor deciding whether to spend more time on US Elemental today, what are the two or three things that make McDermitt different? And why is now the right time to get involved in the story rather than waiting until the end of feasibility or permitting or further advances in the project?

Ian Rodger: Thanks, Dmitry. Look, I think fundamentally, McDermitt, as of sort of run through, differentiated strategic U.S. lithium asset. It’s been all but invisible for U.S. investors today, since basically it was discovered. It’s been held in an Australian company, which has limited the exposure to U.S. investors.

The second point is, this transaction will enable U.S. investors to get access to McDermitt. We believe the opportunities price very attractively to our peer set. And really, it’s an attractive entry point into what is going to be a really catalyst rich next six to 12 months. As we achieve these milestones, we expect US Elemental will reflect that in its valuation and provide that uplift and rewrite as we get through these key milestones heading towards the completion of feasibility state. So that’s really the opportunity for investors to get involved post-listing, but on our journey to complete the feasibility study and benefit from that uplift. And again, we want one of the more advanced projects in the U.S. critically differentiated and available on the U.S. market for the first time. So I encourage investors to take a look. And if there’s any questions, happy to take them directly.

Dmitry Silversteyn: Great. That’s a great summary. Thank you, Ian Rodger, for a great discussion. And thanks to everyone for joining us today.

For more content and updates on US Elemental, please visit www.watertowerresearch.com. If you have further questions or wish to meet with management following this session, please reflect their interest through the conference portal and we will try to accommodate you.

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